EX-16

                             LETTER FROM EIDE BAILLY LLP
                             CERTIFIED PUBLIC ACCOUNTANTS

                                   EIDE BAILLY LLP
                              CERTIFIED PUBLIC ACCOUNTANTS
                                   PHOENIX, ARIZONA



January 23, 2003

Securities and Exchange Commission
Washington, DC  20549

Re:   Traffic Technology, Inc.
File  No. 000-33039

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Traffic Technology, Inc. dated January 23, 2003 and agree with the statements relating only to Eide Bailly LLP, Certified Public Accountants, contained therein.



/s/ EIDE BAILLY LLP
EIDE BAILLY LLP
CERTIFIED PUBLIC ACCOUNTANTS